Exhibit 99.1

For Immediate Release

SWS Group, Inc. Reports Significantly Higher First Quarter Results

Net Income Increases 41 Percent to $10.1 Million

DALLAS, November 6, 2006 – SWS Group, Inc. (NYSE: SWS) today reported a 41 percent increase in net income on a 20 percent increase in revenues for its fiscal 2007 first quarter ended September 29, 2006.

SWS earned $10.1 million, or diluted earnings per share (EPS) of 57 cents, on revenues of $116.1 million for the September quarter, compared with net income of $7.2 million, or diluted EPS of 41 cents, on revenues of $96.8 million for the prior year’s first quarter.

In March 2006, SWS sold the assets of its bank’s auto finance subsidiary. This business is presented as discontinued operations. For the September quarter, SWS recorded income from continuing operations of $10.08 million, or diluted EPS from continuing operations of 57 cents, compared with income from continuing operations of $6.6 million, or diluted EPS from continuing operations of 38 cents, for the prior year’s first quarter.

“We had an excellent start to our new fiscal year,” said Chief Executive Officer Donald W. Hultgren. “Our income from continuing operations increased 52 percent in the first quarter, and with daily market volume increasing, we anticipate continued progress toward our performance goals.”

Hultgren noted that both brokerage and banking subsidiaries had a strong first quarter. He said Southwest Securities’ corporate finance unit made a significant contribution to the quarter by closing a merger and acquisition transaction.

Net revenues (total revenues less interest expense) increased $6.2 million over results reported for the prior year’s first quarter. The largest components of the increase were net interest revenue, $4.6 million; net gains on principal transactions, $3.2 million; and investment banking, advisory and administrative fees, $1.2 million.

(more)

SWS Reports Higher Quarterly Results / 2

Net interest revenue benefited from higher average loan balances and improved rates on interest-earning assets at the bank and an increase in spreads and average balances in the stock lending business. Net gains on principal transactions increased as a result of appreciation of the company’s stock holdings in NYSE Group, Inc. (NYX) by $814,0000 pre-tax and an increase in fixed income trading revenue. Investment banking, advisory and administrative fees rose because of increased corporate finance fees. The increases were partially offset by a $2.1 million decrease in commission revenue due to the sale of Southwest Securities’ institutional sales business in the third quarter of fiscal 2006 and reduced commissions in the fixed income area in the first quarter of fiscal 2007.

Overall first quarter operating expenses increased by $1.8 million compared with first quarter expenses a year ago. Commissions and other employee compensation increased $3 million, primarily as a result of increased business line revenues. All other categories of operating expense were lower than in the prior year period.

Southwest Securities processed 4.4 million securities transactions in the first quarter compared with 2.4 million in the comparable period of the prior year. However, clearing revenues decreased $646,000 as the additional volume came primarily from high-volume trading correspondents who are charged lower transaction fees than general securities customers who require higher service levels.

SWS Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc, a full-service brokerage and clearing firm; Southwest Securities, FSB, a community bank; SWS Financial Services, Inc., a brokerage firm serving independent registered reps and their customers, and Southwest Insurance Agency.

(more)

SWS Reports Higher Quarterly Results / 3

First Quarter Segment Results

(In thousands)

	1st Quarter FY’07		1st Quarter FY’06
	Net Revenue	Pretax	Net Revenue	Pretax
Clearing	$9,027	$4,396	$9,602	$4,411
Retail Brokerage	17,545	2,920	16,758	2,129
Institutional Brokerage	29,240	10,092	23,770	6,873
Bank	12,322	6,216	10,759	4,705
Other Consolidated Entities	2,207	(8,904)	3,276	(7,763)

Consolidated	$70,341	$14,720	$64,165	$10,355

This release contains forward-looking statements regarding the company’s future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are beyond our control, including, but not limited to, volume of trading in securities, volatility of securities prices and interest rates, customer margin loan activity, creditworthiness of our correspondents and customers, demand for housing, loss of correspondents to self-clearing or as the result of consolidations or otherwise, and those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

(more)

SWS Reports Higher Quarterly Results / 4

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

September 29, 2006 and June 30, 2006

(In thousands, except par values and share amounts)

	September 29, 2006	June 30, 2006
Assets
Cash and cash equivalents	$90,400	$41,674
Assets segregated for regulatory purposes	373,187	345,028
Receivable from brokers, dealers and clearing organizations	3,117,072	2,821,512
Receivable from clients, net of allowances	328,929	373,245
Loans held for sale, net	110,750	124,874
Loans, net	695,103	642,541
Securities owned, at market value	206,283	159,004
Securities purchased under agreements to resell	53,753	63,636
Goodwill	7,552	7,552
Marketable equity securities available for sale	3,536	3,593
Other assets	78,007	75,192

Total assets	$5,064,572	$4,657,851

Liabilities and Stockholders’ Equity
Short-term borrowings	$40,400	$30,500
Payable to brokers, dealers and clearing organizations	2,993,633	2,775,564
Payable to clients	649,979	617,697
Deposits	782,580	705,894
Securities sold under agreements to repurchase	30,457	7,719
Securities sold, not yet purchased, at market value	127,128	96,909
Drafts payable	31,923	29,144
Advances from Federal Home Loan Bank	55,006	47,094
Other liabilities	54,626	57,217

Total liabilities	4,765,732	4,367,738

Minority interest in consolidated subsidiaries	628	641

Commitments and contingencies

Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $.10 par value. Authorized 60,000,000 shares, issued 18,307,483 and outstanding 17,799,879 shares at September 29, 2006; issued 18,283,074 and outstanding 17,727,927 shares at June 30, 2006	1,830	1,828
Additional paid-in capital	255,596	255,331
Retained earnings	45,894	37,968
Accumulated other comprehensive income – unrealized holding gain (loss), net of tax	1,200	1,225
Deferred compensation, net	1,607	1,610
Treasury stock (507,604 shares at September 29, 2006 and 555,147 shares at June 30, 2006, at cost)	(7,915)	(8,490)

Total stockholders’ equity	298,212	289,472

Total liabilities and stockholders’ equity	$5,064,572	$4,657,851

(more)

SWS Reports Higher Quarterly Results / 5

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the three months ended September 29, 2006 and September 30, 2005

(In thousands, except per share and share amounts)

	Three Months Ended September 29, 2006	Three Months Ended September 30, 2005
Revenues:
Net revenues from clearing operations	$3,071	$3,717
Commissions	18,939	21,070
Interest	69,905	52,092
Investment banking, advisory and administrative fees	10,375	9,176
Net gains on principal transactions	8,198	5,000
Other	5,658	5,716

Total revenue	116,146	96,771
Interest Expense	45,805	32,606

Net Revenues	70,341	64,165

Non-Interest Expenses:
Commissions and other employee compensation	40,844	37,823
Occupancy, equipment and computer service costs	5,340	5,637
Communications	2,186	2,402
Floor brokerage and clearing organization charges	1,170	1,295
Advertising and promotional	455	653
Other	5,626	6,000

Total Non-Interest Expenses	55,621	53,810

Income from continuing operations before income tax expense	14,720	10,355
Income tax expense	4,637	3,729

Income from continuing operations	10,083	6,626
Discontinued operations:
Income from discontinued operations	41	754
Income tax expense	(13)	(254)
Minority interest	(4)	(29)

Income from discontinued operations	24	471

Income before cumulative effect of change in accounting principles	10,107	7,097
Cumulative effect of change in accounting principles, net of tax of $40	—	75

Net income	10,107	7,172
Net income (loss) recognized in other comprehensive income	(25)	258

Comprehensive income	$10,082	$7,430

(more)

SWS Reports Higher Quarterly Results / 6

	Three Months Ended September 29, 2006	Three Months Ended September 30, 2005
Earnings per share – basic
Income from continuing operations	$0.57	$0.38
Income from discontinued operations	—	0.03
Cumulative effect of change in accounting principles, net of tax	—	—

Net income	$0.57	$0.41

Weighted average shares outstanding – basic	17,652,500	17,328,934

Earnings per share – diluted
Income from continuing operations	$0.57	$0.38
Income from discontinued operations	—	0.03
Cumulative effect of change in accounting principles, net of tax	—	—

Net income	$0.57	$0.41

Weighted average shares outstanding – diluted	17,839,017	17,440,574

# # # # #

CONTACT:	Jim Bowman, Vice President – Corporate Communications, (214) 859-9335
jbowman@swst.com